Exhibit 10.1

AMENDMENT NO. 1 TO

ARENA PHARMACEUTICALS, INC.

AMENDED AND RESTATED SEVERANCE BENEFIT PLAN

The Arena Pharmaceuticals, Inc., Amended and Restated Severance Benefit Plan, originally effective on January 20, 2006, and amended and restated on December 30, 2008 (as amended, the “Plan ”), is hereby further amended as of February 10, 2012, by this Amendment No. 1 as follows:

Exhibit A of the Plan is deleted and replaced with Exhibit A to this Amendment No. 1.

To record the adoption of this Amendment No. 1, Arena Pharmaceuticals, Inc., has caused its duly authorized officer to execute the same this 13th day of February 2012.

Arena Pharmaceuticals, Inc.

/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT A

PARTICIPANT:	SEVERANCE PERIOD (IN MONTHS):

JACK LIEF	18

DOMINIC BEHAN	18

STEVEN SPECTOR	18

WILLIAM SHANAHAN	12

ROBERT HOFFMAN	12